UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2010, TransAtlantic Petroleum Ltd. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agreement”) with Madison Williams and Company LLC (“Madison Williams”) and Wunderlich Securities, Inc. (“Wunderlich”) relating to the issuance and sale to certain investors of 30,357,143 of the Company’s common shares, par value $0.01 per share (the “Common Shares”), for a purchase price of $2.80 per Common Share (the “Offering”).

Madison Williams and Wunderlich agreed to act as the placement agents (the “Placement Agents”) under the Placement Agreement on a best efforts basis in the Offering. The Company will pay at closing agency fees under the Placement Agreement equal to five percent (5%) of the gross proceeds received by the Company from the sale of the Common Shares in the Offering, other than shares sold to N. Malone Mitchell, 3rd, the Chairman of the Board of Directors of the Company, or his affiliates. The foregoing description of the Placement Agreement is qualified in its entirety by reference to the Placement Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The closing for the Offering is expected to take place on September 30, 2010, subject to the satisfaction of customary closing conditions, including the approval of the NYSE Amex. Net proceeds from the Offering are estimated to be approximately $80.6 million, after deducting placement agent fees and estimated offering expenses.

On September 27, 2010, the Company also entered into a Subscription Escrow Agreement (the “Escrow Agreement”) with Madison Williams and Citibank, N.A. (“Citibank”), pursuant to which Citibank will act as escrow agent to hold the funds of the investors in connection with the Offering in an escrow account to be held until jointly released by the Company and Madison Williams on the date that the Common Shares are to be delivered to the investors. The foregoing description of the Escrow Agreement is qualified in its entirety by reference to the Escrow Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The Common Shares being sold in the Offering are being offered and sold pursuant to a free writing prospectus distributed to prospective investors on September 27, 2010 (filed pursuant to the requirements of Rule 433 of the Securities Act of 1933, as amended), a base prospectus dated June 18, 2010 and a prospectus supplement dated September 28, 2010, each pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-167418), which was declared effective on June 18, 2010.

The legal opinion and consent of Appleby relating to the issuance and sale of the Common Shares in the Offering is attached as Exhibit 5.1 hereto.

The Company’s press release, dated September 28, 2010, announcing the Offering is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Appleby

10.1*	Placement Agency Agreement, dated September 28, 2010, by and between TransAtlantic Petroleum Ltd., Madison Williams and Company LLC and Wunderlich Securities, Inc.

10.2*	Subscription Escrow Agreement, dated September 27, 2010, by and between TransAtlantic Petroleum Ltd., Madison Williams and Company LLC and Citibank, N.A., as escrow agent.

23.1	Consent of Appleby (included in legal opinion filed as Exhibit 5.1)

99.1	Press Release of TransAtlantic Petroleum Ltd.

*	The registrant agrees to furnish supplementary a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Appleby

10.1*	Placement Agency Agreement, dated September 28, 2010, by and between TransAtlantic Petroleum Ltd., Madison Williams and Company LLC and Wunderlich Securities, Inc.

10.2*	Subscription Escrow Agreement, dated September 27, 2010, by and between TransAtlantic Petroleum Ltd., Madison Williams and Company LLC and Citibank, N.A., as escrow agent.

23.1	Consent of Appleby (included in legal opinion filed as Exhibit 5.1)

99.1	Press Release of TransAtlantic Petroleum Ltd.

*	The registrant agrees to furnish supplementary a copy of any omitted schedule or exhibit to the SEC upon request.